UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 17, 2014

QTS Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36109	46-2809094
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12851 Foster Street Overland Park, KS	66213
(Address of principal executive offices)	(Zip Code)

(913) 814-9988

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Unsecured Credit Facility

On December 17, 2014, QualityTech, LP (the “Operating Partnership”), the operating partnership of QTS Realty Trust, Inc. (the “Company”), entered into a Third Amended and Restated Credit Agreement (the “Amended and Restated Agreement”) with KeyBank National Association, as agent, the lenders party thereto, Bank of America, N.A., as co-syndication agent, Deutsche Bank AG New York Branch, as co-syndication agent, and Regions Bank, as co-syndication agent, and KeyBanc Capital Markets, as sole lead arranger and sole book manager. The Amended and Restated Agreement amended and restated the Second Amended and Restated Credit Agreement dated as of May 1, 2013 by and among the Operating Partnership, the lenders party thereto, KeyBank National Association, as agent, Regions Bank, as syndication agent, and KeyBanc Capital Markets, as sole lead arranger and sole book manager, as amended. The Amended and Restated Agreement is guaranteed by all of the Operating Partnership’s subsidiaries.

The Amended and Restated Agreement provides for a term loan of $100 million, maturing on December 17, 2019, and an unsecured revolving credit facility of $550 million, maturing on December 17, 2018, with the option to extend until December 17, 2019, subject to satisfaction of certain conditions (collectively, the “Unsecured Credit Facility”). The Unsecured Credit Facility may be increased to up to $850 million, subject to certain conditions, including the consent of the agent and obtaining necessary commitments. The lenders under the Unsecured Credit Facility may issue up to $30 million in letters of credit subject to the satisfaction of certain conditions. As of December 17, 2014, the term loan was fully funded and $139.8 million was outstanding under the unsecured revolving credit facility.

The availability under the unsecured revolving credit facility is the lesser of (i) $550 million, (ii) 60% of the unencumbered asset pool capitalized value, (iii) the amount resulting in an unencumbered asset pool debt service ratio of 1.70 to 1.00 or (iv) the amount resulting in an unencumbered asset pool debt yield of 14%. In the case of clauses (ii), (iii) and (iv) of the preceding sentence, the amount available under the unsecured revolving credit facility is adjusted to take into account any other unsecured debt, a certain equipment-related loan and certain capitalized leases.

Amounts outstanding under the Amended and Restated Agreement bear interest at a variable rate equal to, at the Operating Partnership’s election, LIBOR or a base rate, plus a spread that will vary depending upon the Company’s leverage ratio. For revolving credit loans, the spread ranges from 1.70% to 2.25% for LIBOR loans and 0.70% to 1.25% for base rate loans. For term loans, the spread ranges from 1.65% to 2.20% for LIBOR loans and 0.65% to 1.20% for base rate loans. As of December 17, 2014, the weighted average interest rate for amounts outstanding under the Amended and Restated Agreement was 1.86% for revolving credit loans and 1.81% for term loans.

The Amended and Restated Agreement has customary representations and warranties, and the ability to borrow under the facility is subject to ongoing compliance with a number of customary affirmative and negative covenants, including limitations on liens, mergers, consolidations, investments, distributions, asset sales and affiliate transactions, as well as financial covenants, including the following:

•	the outstanding principal balance of the loans and letter of credit liabilities cannot exceed the unencumbered asset pool availability (as defined in the Amended and Restated Agreement);
•	a minimum fixed charge coverage ratio (defined as the ratio of consolidated EBITDA, subject to certain adjustments, to consolidated fixed charges) for the prior two most recently-ended calendar quarters of 1.70 to 1.00;
•	a maximum debt to gross asset value (as defined in the Amended and Restated Agreement) ratio of 60%;
•	tangible net worth (as defined in the Amended and Restated Agreement) cannot be less than the sum of $645 million plus 85% of the net proceeds from any future equity offerings;
•	unhedged variable rate debt cannot exceed 35% of gross asset value (as defined in the Amended and Restated Agreement); and
•	a maximum distribution payout ratio of the greater of (i) 95% of the Company’s Funds from Operations (as defined in the Amended and Restated Agreement) and (ii) the amount required for the Company to qualify as a REIT.

The Amended and Restated Agreement includes customary events of default, and the occurrence of an event of default will permit the lenders to terminate commitments to lend under the Amended and Restated Agreement and accelerate payment of all amounts outstanding thereunder.

A copy of the Amended and Restated Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Unsecured Springing Guaranty

In connection with the Amended and Restated Agreement, the Company entered into a First Amended and Restated Unconditional Guaranty of Payment and Performance dated as of December 17, 2014 (the “Amended Unsecured Springing Guaranty”), which amended and restated the Company’s Unconditional Guaranty of Payment and Performance dated October 15, 2013. The Amended Unsecured Springing Guaranty increased the Company’s total potential guaranty amount to $850 million, which is the total commitment under the Amended and Restated Agreement upon the full exercise of the accordion feature.

A copy of the Amended Unsecured Springing Guaranty is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.2.

Amendment to Richmond Credit Facility

On December 17, 2014, Quality Investment Properties Richmond, LLC (“QIPR”), Quality Technology Services Richmond II, LLC (“QTS Richmond”), the Operating Partnership and the Company entered into a fourth amendment (the “Fourth Amendment”) to the Credit Agreement dated as of December 21, 2012 by and among us, QIPR, QTS Richmond, the Operating Partnership, and Regions Bank, as agent, and the lenders party thereto, as amended (the “Richmond Credit Agreement”). The Fourth Amendment amended the Richmond Credit Agreement to, among other things:

•	permit QIPR and QTS Richmond to guarantee unsecured obligations of the Operating Partnership and its subsidiaries, including the Amended and Restated Agreement and the Operating Partnership’s outstanding 5.875% Senior Notes due 2022;
•	increase the maximum debt to gross asset value (as defined in the Richmond Credit Agreement) ratio to 60%;
•	decrease the minimum fixed charge coverage ratio (defined as the ratio of consolidated EBITDA, subject to certain adjustments, to consolidated fixed charges) for the prior two most recently ended calendar quarters to 1.70 to 1.00;
•	increase the minimum tangible net worth (as defined in the Richmond Credit Agreement) to $645 million plus 85% of the net offering proceeds of any equity offering after the date of the Fourth Amendment;
•	increase the maximum unhedged variable rate debt to 35% of gross asset value (as defined in the Richmond Credit Agreement); and
•	other changes to conform, to the extent appropriate, the terms of the Richmond Credit Agreement to the Amended and Restated Agreement.

Except as amended by the Fourth Amendment, the remaining terms of the Richmond Credit Agreement remain in full force and effect.

A copy of the Fourth Amendment is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.3.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 under the sections “Unsecured Credit Facility” and “Unsecured Springing Guaranty” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1

Third Amended and Restated Credit Agreement dated as of December 17, 2014 by and among QualityTech, LP, as borrower, KeyBank National Association, as agent, the Lenders party thereto, Bank of America, N.A., as co-syndication agent, Deutsche Bank AG New York Branch, as co-syndication agent, Regions Bank, as co-syndication agent, and KeyBanc Capital Markets, Inc., as sole lead arranger and sole book manager.

10.2	First Amended and Restated Unconditional Guaranty of Payment and Performance dated as of December 17, 2014 by QTS Realty Trust, Inc. (to KeyBank National Association).
10.3

Fourth Amendment to Credit Agreement dated as of December 17, 2014 by and among QTS Realty Trust, Inc., Quality Investment Properties Richmond, LLC, Quality Technology Services Richmond II, LLC, QualityTech, LP, each of the Lenders party thereto, and Regions Bank, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QTS Realty Trust, Inc.

By: /s/ Shirley E. Goza
Shirley E. Goza
Secretary and General Counsel

December 22, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1

Third Amended and Restated Credit Agreement dated as of December 17, 2014 by and among QualityTech, LP, as borrower, KeyBank National Association, as agent, the Lenders party thereto, Bank of America, N.A., as co-syndication agent, Deutsche Bank AG New York Branch, as co-syndication agent, Regions Bank, as co-syndication agent, and KeyBanc Capital Markets, Inc., as sole lead arranger and sole book manager.

10.2	First Amended and Restated Unconditional Guaranty of Payment and Performance dated as of December 17, 2014 by QTS Realty Trust, Inc. (to KeyBank National Association).
10.3

Fourth Amendment to Credit Agreement dated as of December 17, 2014 by and among QTS Realty Trust, Inc., Quality Investment Properties Richmond, LLC, Quality Technology Services Richmond II, LLC, QualityTech, LP, each of the Lenders party thereto, and Regions Bank, as administrative agent.